FIRST AMENDMENT DATED
                          AS OF AUGUST 15, 1994
                           TO CREDIT AGREEMENT
                        DATED AS OF JUNE 16, 1993



         THIS AMENDMENT, dated as of August 15, 1994, is entered into among ANDREW CORPORATION, a Delaware corporation (the "Company"), the various financial institutions parties hereto (collectively, the Lenders"), and CONTINENTAL BANK (F/K/A Continental Bank N.A., a national banking association), an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("Continental"), as agent ("Agent"), for the Lenders.



                               R E C I T A L S:

         A. The Company, the Agent and the Lenders have entered into a Credit Agreement, dated as of June 16, 1993 (said Credit Agreement, as heretofore and hereby amended, shall hereinafter be referred to as the "Agreement"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

         B. The Company, the Agent and the Lenders wish to amend the Agreement to extend the Stated Maturity Date, reduce pricing, delete certain covenants and to otherwise amend certain provisions of the Agreement.

         C.       Therefore, the parties hereto agree as follows:

         1.       AMENDMENTS TO THE AGREEMENT.

                  1.1 Section 1.1 of the Agreement - Commitment Termination Date. The definition of "Commitment Termination Date" in Section 1.1 of the Agreement is hereby amended as of the date hereof by deleting clause (a) thereof and substituting "(a) Stated Maturity Date"; therefor.

                  1.2 Section 1.1 of the Agreement - Interest Period. The definition of "Interest Period" in Section 1.1 of the Agreement is hereby amended as of the date hereof by deleting the numeral "eight (8)" appearing in clause (a) thereof and substituting the numeral "twenty (20)" therefor.

                  1.3 Section 1.1 of the Agreement - Quoted Rate. The definition of "Quoted Rate" in Section 1.1 of the Agreement is hereby amended as of the date hereof by deleting the percentage

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"0.50%" appearing therein and substituting the percentage "0.25%"
therefor.

                  1.4 Section 1.1 of the Agreement - Stated Maturity Date. The definition of "Stated Maturity Date" in Section 1.1 of the Agreement is hereby amended as of the date hereof by deleting the date "March 31, 1996" appearing therein and substituting the date "March 31, 1997" therefor.

                  1.5 Section 3.2.1(b) of the Agreement. Section 3.2.1(b) of the Agreement is hereby amended as of the date hereof by deleting the percentage "0.65%" appearing therein and substituting the percentage "0.25%" therefor.

                  1.6 Section 3.3.1 of the Agreement. Section 3.3.1 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "SECTION 3.3.1 Facility Fee. The Company agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of any Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a facility fee at the rate of fifteen hundredths of one-percent (.15%) per annum on such Lender's Percentage of the Commitment Amount. Such facility fees shall be payable by the Company in arrears on each Quarterly Payment Date, commencing with the first such day following August 15, 1994, and on the Commitment Termination Date for the period then ending."

                  1.7 Section 5.3.1(a) of the Agreement. Section 5.3.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

                  "(a) the representations and warranties set forth in Article VI (excluding, however, those contained in Sections 6.6, 6.7, 6.8 and 6.9) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) except for such changes as are specifically permitted hereunder;"

                  1.8 Section 7.1.3 of the Agreement. Section 7.1.3 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "Intentionally Omitted."

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                  1.9      Section 7.1.5 of the Agreement.  Section 7.1.5 of
the Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "Intentionally Omitted."

                  1.10 Section 7.2.1 of the Agreement. Section 7.2.1 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "Intentionally omitted."

                  1.11 Section 7.2.3(b) and (d) of the Agreement. Section 7.2.3(b) and (d) of the Agreement are hereby deleted in their entirety and the following substituted therefor:

                          "(b) Intentionally omitted."

                          "(d) Intentionally Omitted."

                  1.12 Section 7.2.6 of the Agreement. Section 7.2.6 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                           "Intentionally omitted."

         2. WARRANTIES. To induce the Agent and the Lenders to enter into this Amendment, the Company warrants that:

                  2.1 Authorization. The Company is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

                  2.2 No Conflicts. The execution and delivery of this Amendment, and the performance by the Company of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or by-laws of the Company or of any agreement binding upon the Company.

                  2.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

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         3.       CONDITIONS FREQUENT TO AMENDMENTS.  The amendments
contemplated by Section 1 hereof are subject to the satisfaction of each of the following conditions precedent:

                  3.1 Documentation. The Company shall have delivered to the Agent (with sufficient copies for each Lender) all of the following, each duly executed and dated the closing date hereof, in form and substance satisfactory to the Agent:

                  (a)      Amendment.  Counterparts of this Amendment.

                           (b)      Certificate.  A certificate of the Treasurer
of the Company as to the matters set out in Sections 3.2 and 3.3 hereof.

                  (c) Other. Such other documents as the Agent may reasonably request.

                  3.2 No Default. As of the closing date hereof, no Default shall have occurred and be continuing.

                  3.3 Warranties. As of the closing date hereof, the warranties in Article VI of the Agreement and in Section 2 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

         4.   GENERAL.

                  4.1 Expenses. The Company agrees to pay the Agent upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees, incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished herewith.

                  4.2 Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

                  4.3 Successors. This Amendment shall be binding upon the Company, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Company, the Agent and the Lenders and the successors and assigns of the Agent and Lenders.

                  4.4 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  4.5 References to the Agreement. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered

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or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

                  4.6 Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written



ANDREW CORPORATION

By:  /s/ M J Gittelman
Title:  Treasurer

CONTINENTAL BANK, as a Lender
and as Agent

By:  /s/ Barbara A. Hamel
Title:  Vice President

ABN AMRO BANK N.V.

By:  /s/ Brian B. Devane
Title:  Group Vice President

By:  /s/ Lawrence O'Reilly
Title:  Vice President

THE FIRST NATIONAL BANK OF
CHICAGO

By:  /s/ Karen F. Kizer
Title:  Senior Vice President

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                                                    CERTIFICATE

         I, the undersigned, Treasurer of Andrew Corporation ("Company"), DO HEREBY CERTIFY that:

         1. The representations and warranties on the part of the Company contained in the First Amendment dated as of August 15, 1994 ("Amendment") to Credit Agreement dated June 16, 1993 ("Amendment") between the Company, the Lenders and Continental Bank, as agent (terms not otherwise defined herein have the same meaning herein as in the Amendment) and the Agreement are as true and correct at and as of the date hereof as though made on and as of the date hereof.

         2. No Default has occurred and is continuing, or would result from the consummation of the Amendment on this date.

         WITNESS my hand as of the 15th day of August, 1994
         /s/ M J Gittelman
         Treasurer